UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 5, 2016

BANCORP OF NEW JERSEY, INC.

(Exact Name of Issuer as Specified in Charter)

NEW JERSEY (State or Other Jurisdiction of Incorporation or Organization)	001-34089 (Commission File Number)	20-8444387 (I.R.S. Employer Identification Number)

1365 PALISADE AVENUE
FORT LEE, NEW JERSEY  07024

(Address of Principal Executive Offices)

(201) 944-8600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2016, the board of directors of Bancorp of New Jersey, Inc. (the “Company”), the holding for Bank of New Jersey (the “Bank”), appointed Nancy E. Graves as President and Chief Executive Officer of the Company and the Bank.  In such role, Ms. Graves will serve as the principal executive and principal operating officer of the Company.  Ms. Graves was also appointed as a director of the Company and the Bank, filling a vacancy that had existed for 18 days.

Ms. Graves, age 63, is a career financial services executive.  Prior to joining the Company, Ms. Graves was the President, CEO and Director of Pascack Community Bank and Pascack Bancorp, Inc., from May 2013 to January 2016.  During her tenure at Pascack Community Bank, its performance improved year-over-year resulting in a successful merger into Lakeland Bank in January 2016.  Ms. Graves was appointed by the Governor Christie Administration to lead the Office of Depositories, Division of Banking in the New Jersey Department of Banking and Insurance, and served in that capacity from 2010 to May 2013. In that position, she was responsible for: the supervision and regulation of more than eighty New Jersey state-chartered community banks, trust and holding companies representing approximately $60 billion in assets, applications (mergers, acquisitions, charter and stock conversions), surveillance (financial performance and monitoring), and approximately $17 billion in the Government funds program.  Ms. Graves served on the New Jersey Economic Development Authority Board, Loan and Audit Committees, New Jersey Banking Advisory Board: Chair and NJ Office of Homeland Security, Financial Sector Working Group.  For more than twenty years Ms. Graves held executive banking and financial services positions including financial consultant, Chief Operating Officer & Executive Vice President for a $2.5 billion New Jersey savings bank and Senior Vice President of a $2 billion St. Louis commercial bank.  Her leadership included operating and revenue responsibilities.  Ms. Graves was elected to the State Board of Directors of Junior Achievement of New Jersey in 2013, a non-profit that reached more than 50,000 students last year.  She was recognized by the Boys & Girls Clubs of Hackensack/Lodi as the 2014 Woman of the Year for her community leadership and executive achievements.  Ms. Graves was identified and recommended as a CEO and director candidate by one of the Company’s non-management directors.  Her extensive experience in banking, including as a chief executive officer, as a regulator, and with strategic transactions, led to the conclusion that she should serve as a member of the Company’s board of directors.

Upon her hiring, Ms. Graves and the Bank entered into an employment agreement and a change of control agreement, each dated April 5, 2016.  Ms. Graves employment agreement is for an initial term of one year, and is subject to automatic one-year renewal terms and early termination.  Under the agreement, Ms. Graves is entitled to a base salary of three hundred seventy five thousand ($375,000), subject to annual review and potential increase, discretionary and/or performance-based annual cash incentive/bonus payments as authorized by the board of directors or compensation committee of the Company or the Bank, and to participate in the equity compensation plans maintained by the Company from time to time.  Ms. Graves cash bonus for the 2016 fiscal year shall not exceed $100,000.  Ms. Graves is also entitled to a monthly car allowance, reimbursement of reasonable business expenses and to participate in the benefit plans offered to the Bank’s employees, generally, such as medical insurance, group term life insurance and a 401(k) plan.

In the event that Ms. Graves is terminated without cause, as defined in the employment agreement, and prior to a transaction that constitutes a “change of control” under the change of control agreement, subject to her compliance with the employment agreement, she will be entitled to receive severance pay equal to her base salary through the expiration of the then-current term.  In all other termination events, she is only entitled to compensation through her date of termination.  The employment agreement includes non-compete, non-solicitation and confidentiality provisions, as well as a compensation clawback provision.

Under the change of control agreement, upon a “change of control” and provided that Ms. Graves is employed by the Bank on the date of such event, Ms. Graves would be entitled to a bonus payment equal to one-half of her then-current base salary, multiplied by her number of full years of employment with the Bank, subject to a minimum of one-half her annual base salary rate in effect at the time of the change of control and a maximum equal to the amount she could receive, together with other payments and benefits, without incurring the excise tax applicable to excess parachute payments.  As used in the agreement, a “change in control” means: any person becoming the beneficial owner of securities representing more than 50 percent of the voting power of the securities of the Company or the Bank; any sale of all or substantially all of the assets of the Company or the Bank or a third party; any reorganization, merger, consolidation or similar transaction, unless the shareholders immediately prior to the consummation of any such transaction hold securities representing a majority of the voting power of the entity surviving the transaction and the directors immediately prior to the transaction represent a majority of the directors of the entity surviving the transaction; any person becomes the beneficial owner of securities representing more than 35 percent of the voting power of the securities of the Company or the Bank, or the occurrence of a reorganization, merger, consolidation or similar transaction, which directly results in Ms. Graves ceasing to be the chief executive officer of the Bank or its successor; or any other event designated as a “change of control” by resolution adopted the Bank’s board of directors.

The foregoing descriptions of the employment agreement and change of control agreement with Ms. Graves are qualified in their entirety by reference to the text of the employment agreement and change of control agreement, which are filed as Exhibits 10.1 and 10.2 to this current report on Form 8-K and incorporated herein by reference.

Concurrent with Ms. Graves appointment, Gerald A. Calabrese, Jr. ceased his service as interim president and chief executive officer and principal executive and principal operating officer of the Company.  Mr. Calabrese will receive a payment of $20,000 as compensation for such service.

Item 9.01                                           Financial Statements and Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
10.1	Employment Agreement dated April 5, 2016, between Bank of New Jersey and Nancy E. Graves
10.2	Change of Control Agreement dated April 5, 2016, between Bank of New Jersey and Nancy E. Graves

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP OF NEW JERSEY, INC.

Date: April 8, 2015	By:	Matthew Levinson
	Name:	Matthew Levinson
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated April 5, 2016, between Bank of New Jersey and Nancy E. Graves
10.2	Change of Control Agreement dated April 5, 2016, between Bank of New Jersey and Nancy E. Graves